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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Monster Worldwide, Inc
New York, New York

We hereby consent to the incorporation by reference, in the previously filed open Registration Statements on Form S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937 and 333-131899) of Monster Worldwide, Inc., of our reports dated February 3, 2006, except for the effects of the restatement discussed in Note 2 and Note 17 which are as of December 11, 2006 relating to the consolidated financial statements and the material weakness described in Management's Report on Internal Control over Financial Reporting as to which the date is December 11, 2006, relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Company's Form 10-K/A for the year ended December 31, 2005.

/s/ BDO Seidman, LLP BDO Seidman, LLP

New York, New York
December 11, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM